Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FOURTH QUARTER & FULL YEAR 2010 RESULTS

Newport Beach, CA – March 8, 2011 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the fourth quarter and full year ended December 31, 2010.

Fiscal 2010 Fourth Quarter Financial Highlights – versus Fiscal 2009 Fourth Quarter:

•	Net sales were $62.5 million compared to $50.8 million.
•	Net income (loss) was $4.0 million compared to ($8.6)* million.
•	Earnings (loss) per diluted share were $0.14 versus ($0.32)*.

Fiscal 2010 Financial Highlights – versus Fiscal 2009 Results:

•	Net sales were $229.6 compared to $209.3 million.
•	Net income (loss) was $11.0 compared to ($5.8) million*.
•	Earnings (loss) per diluted share were $0.40 versus ($0.21)*.

* Net Income and Earnings per share results for the Fourth Quarter and Full Year 2009 reflect the inclusion of a one-time, non-cash charge of $13.5 million taken to adjust the inventories of American Vanguard at December 31, 2009.

Eric Wintemute, President and CEO of American Vanguard, stated: “Our 2010 performance reflects a number of improving trends in our business. After coping with the very conservative purchasing patterns of growers and distributors during 2009, we have seen demand for our products improve steadily throughout 2010. Replenishment of depleted channel inventories, expansion of cotton acreage in the U.S., and an increase in our sales & marketing effectiveness has fueled growth in most of our major product categories.

“Compared to the prior year period, sales grew 23% in the fourth quarter and 10% for the full year. Gross profit margins for the year improved to 39% as we focused our sales initiatives on a higher margin product mix and adjusted our manufacturing operations to respond more efficiently to changes in customer demand. We achieved improved overall financial performance despite lost sales and profit opportunities in our PCNB product line attributable to a stop-sale order. On this subject, as you will read in our 10-K filing, the Company continues to work with the EPA to resolve this matter.”

Mr. Wintemute continued: “During the year we pursued the acquisition of several prominent branded products that have excellent market positions, solid profit margins and were available at terms that met our investment criteria. Our purchase of the cotton defoliant Def®, the insecticides Mocap®, Nemacur®, Aztec® (U.S. bag business) and the soil fumigant Basamid® represents the largest series of product acquisitions in our history. These new product lines should serve to double our international business, improve our factory utilization over the next three years, and contribute positively to our financial profitability. Integration of these new products has begun and will be one of the most important objectives of 2011.

“In 2011 we see many encouraging prospects. The rising level of cotton and corn commodity prices should encourage growers to expand acreage and purchase inputs that enhance yields, which favors American Vanguard’s strong market positions in those two crops. The increasing demand for residential & commercial pest protection from numerous insects, particularly the expanding bed-bug epidemic, has stimulated strong interest in our unique Nuvan® product line. Our intensified efforts to develop and introduce new products should begin to bear fruit later this year with the expected registration and commercial introduction of our SmartBlock® potato sprout inhibitor.”

Mr. Wintemute concluded: “American Vanguard is well positioned to benefit from improving market conditions for crop protection and pest control solutions. Our organization is evolving to take full advantage of these opportunities with the hiring of talented new employees who possess the set of skills that the Company needs to succeed. Management remains committed to the financial discipline and debt reduction that has strengthened our balance sheet and we will prudently utilize our recently secured five-year credit facility to facilitate steady, sustainable growth.”

Conference Call

Eric Wintemute, President & CEO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Tuesday, March 8, 2011. Interested parties may participate in the call by dialing (201) 689-8349 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact: American Vanguard Corporation William A. Kuser, Director of Investor Relations (949) 260-1200 williamk@amvac-chemical.com	Investor Representative The Equity Group Inc. www.theequitygroup.com Lena Cati Lcati@equityny.com (212) 836-9611

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and 2009

(Dollars in thousands, except share and per share data)

	2010	2009
Assets
Current assets:
Cash	$1,158	$383
Receivables:
Trade, net of allowance for doubtful accounts of $447 and $636, respectively	33,833	40,681
Other	263	382

	34,096	41,063

Inventories	74,054	72,512
Prepaid expenses	2,622	2,143
Income taxes receivable	6,715	4,132

Total current assets	118,645	120,233
Property, plant and equipment, net	40,541	39,196
Intangible assets	115,249	86,973
Other assets	7,364	8,866

	$281,799	$255,268

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$8,427	$8,528
Accounts payable	13,961	11,958
Deferred Revenue	5,568	—
Accrued program costs	18,596	27,188
Accrued expenses and other payables	4,634	3,762

Total current liabilities	51,186	51,436
Long-term debt, excluding current installments	53,712	45,432
Other long-term liabilities	3	192
Deferred income taxes	10,461	5,121

Total liabilities	115,362	102,181

Commitments and contingent liabilities Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,735,928 shares in 2010 and 29,575,562 shares in 2009	2,974	2,958
Additional paid-in capital	43,403	41,529
Accumulated other comprehensive loss	(448)	(1,743)
Retained earnings	123,661	113,496

	169,590	156,240
Less treasury stock, at cost, 2,260,996 shares in both 2010 and 2009	(3,153)	(3,153)

Total stockholders’ equity	166,437	153,087

	$281,799	$255,268

CONSOLIDATED STATEMENTS OF OPERATIONS

Three months and twelve months ended December 31, 2010 and 2009

(Dollars in thousands, except per share data)

	For the three months ended December 31		For the twelve months ended December 31
	2010	2009	2010	2009
Net sales	$62,480	$50,836	$229,620	$209,329
Cost of sales	36,931	46,749	140,538	148,903

Gross profit	25,549	4,087	89,082	60,426
Operating expenses	20,111	17,185	69,891	66,755

Operating income (loss)	5,438	(13,098)	19,191	(6,329)
Interest expense	691	631	3,171	3,253
Interest capitalized	(56)	(6)	(154)	(44)

Income (loss) before provision for income taxes	4,803	(13,723)	16,174	(9,538)
Income taxes (benefit) expense	900	(5,142)	5,190	(3,749)

Net income (loss)	$3,903	$(8,581)	$10,984	$(5,789)

Earnings (loss) per common share—basic	$0.14	$(0.32)	$0.40	$(0.21)

Earnings (loss) per common share—assuming dilution	$0.14	$(0.32)	$0.40	$(0.21)

Weighted average shares outstanding—basic	27,452	27,241	27,385	27,120

Weighted average shares outstanding—assuming dilution	27,682	27,241	27,652	27,120

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2010 and 2009

(Dollars in thousands)

	2010	2009
Increase (decrease) in cash
Cash flows from operating activities:
Net income (loss)	$10,984	$(5,789)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,917	9,050
Amortization of intangibles	4,464	4,437
Stock-based compensation expense related to stock options, employee stock purchases and directors’ fees	1,122	1,223
Deferred income taxes	5,342	(778)
Changes in assets and liabilities associated with operations:
Decrease in net receivables	6,967	10,905
(Increase) decrease in inventories	(1,542)	18,114
Increase in income tax receivable	(2,583)	(4,132)
Increase in prepaid expenses and other assets	(2,235)	(2,898)
Increase/(decrease) in accounts payable	3,095	(2,828)
Increase in deferred revenue	5,568	—
(Decrease) increase in other payables and accrued expenses	(7,909)	4,647

Net cash provided by operating activities	33,190	31,951

Cash flows from investing activities:
Capital expenditures	(8,004)	(4,322)
Acquisitions of intangible assets	(32,677)	—

Net cash used in investing activities	(40,681)	(4,322)

Cash flows from financing activities:
Net (repayments) borrowings under line of credit agreement	4,700	(21,900)
Payments on long-term debt	(8,107)	(4,106)
Increase (decrease) in other notes payable	11,586	(2,438)
Proceeds from the issuance of common stock	768	1,470
Payment of cash dividends	(819)	(1,611)

Net cash provided by (used in) financing activities	8,128	(28,585)

Net increase (decrease) in cash	637	(956)
Cash at beginning of year	383	1,229
Effect of exchange rate changes on cash	138	110

Cash at end of year	$1,158	$383

Supplemental cash flow information:
Cash paid during the year for:
Interest	$3,661	$3,279

Income taxes	$2,452	$3,361